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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                          PURSUANT TO SECTION 13 OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of earliest event reported): May 12, 2000



                              CARVER BANCORP, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE
    (State or other                    0-21487                 13-3904174
    jurisdiction of                (Commission File         (IRS Employer
    incorporation)                     Number)              Identification No.)


                              75 WEST 125TH STREET
                          NEW YORK, NEW YORK 10027-4512
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (212) 876-4747


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEMS 1-4, 6-9.   NOT APPLICABLE.

ITEM 5.  OTHER EVENTS.

         On May 12, 2000, Carver Bancorp, Inc. (the "Company"), the holding company for Carver Federal Savings Bank (the "Bank"), a federally chartered stock savings bank, announced the completion of the sale of the Bank's branch office located in Roosevelt, New York (the "Branch"), to City National Bank of New York ("CNBNY"), an interim national bank formed by City National Bank of New Jersey ("CNBNJ") to acquire substantially all the assets of the Branch. CNBNY assumed approximately $8.5 million of deposit liabilities and acquired the related branch assets consisting of cash, fixed assets and loans secured by deposits. CNBNY paid a premium of $255,325, representing 3% of deposits. Immediately upon the consummation of the sale, CNBNY merged with and into CNBNJ.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CARVER BANCORP, INC.


                                   By: /s/ Deborah C. Wright
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                                           Deborah C. Wright
                                           President and Chief Executive Officer


Date:    May 17, 2000